The following document is a form of Nonqualified Stock Option Agreement entered into between the Registrant and various officers and employees of subsidiaries. The agreements are identical in all material respects except as to the identity of the parties, the dates of execution and the number of options granted.


                      NONQUALIFIED STOCK OPTION AGREEMENT


THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into this --- day of ------, 1998 (the "Grant Date"), by and between Champion Enterprises, Inc., a Michigan corporation ("the Company"), and ------------- (the "Optionee").

WITNESSETH:

WHEREAS, Optionee is to be employed by a retail subsidiary of the Company;
and

WHEREAS, on ------------- (the "Stock Purchase Agreement Execution Date"), the Company, through its wholly owned subsidiary Champion Home Centers, Inc., a Michigan corporation ("Champion Home Centers"), executed that certain stock purchase agreement (the "Stock Purchase Agreement") whereby Champion Home Centers agreed to purchase substantially all of the assets of ------------- ; and

WHEREAS, the Optionee was previously employed by and was a shareholder of -- -----------; and

WHEREAS, the Company wishes to provide additional incentive to Optionee, to encourage stock ownership by Optionee, and to encourage Optionee to remain in the employ of the Company or its subsidiaries; and

NOW, THEREFORE, the Company and Optionee hereby agree as follows:

         1. Definitions. For the purposes of this Agreement, certain words and phrases have the following definitions:

a)       "Act" means the Securities Act of 1933;
b)       "Code" means the Internal Revenue Code of 1986, as amended;
c)       "Committee" means the Compensation Committee of the Company;
d)       "Common Stock" means the common stock of the Company, par value
         $1.00;
e) "Disability" means "disability" as defined under Section 22(e) of the Code;
f) "Employment" (whether or not capitalized) means employment with the Company or any Parent or Subsidiary of the Company;
g) "Parent" means any "parent corporation" as defined in Section 424(e) of the Code;
h)       "Subsidiary" means any "subsidiary corporation" as defined in
         Section 424(f) of the Code.

2. First Part. The Company grants Optionee the right and option to purchase from the Company ------------- shares of the Company's Common Stock at a price equal to 40% of the closing price of the Company's Common Stock on the New York Stock Exchange for the day prior to the Stock Purchase Agreement Execution Date, as reported in The Wall Street Journal (the "First Part"). The First Part must be exercised in its entirety by no later than sixty (60) days after the Grant Date. This grant of the First Part is conditioned upon the agreement by Optionee not to sell or otherwise transfer the shares acquired under this First Part until at least two (2) years from the date of exercise. In addition, if within 2 years from the Grant Date Optionee terminates his employment with the Company or the Optionee's employment is terminated for "Cause" (as defined below), Optionee shall retain only the following shares:

Time From Grant Date                      Shares Retained
less than 6 months                              0
less than 12 months                        -------------
less than 18 months                        -------------
less than 24 months                        -------------
24 months or more                          -------------

Shares not retained by Optionee above shall be forfeited and returned to the Company in exchange for the exercise price paid by Optionee for the forfeited shares. For purposes of this Agreement, "Cause" shall have the meaning given to it in that certain employment agreement by and between the Optionee and a subsidiary of the Company and executed on or about the date hereof (the "Employment Agreement").

3. Second Part. If Optionee exercises the First Part within 60 days from the Grant Date, the Company grants Optionee the right and option to purchase from the Company ------------- shares of the Company's Common Stock at a price equal to 100% of the closing price of the Company's Common Stock on the New York Stock Exchange for the day prior to the Stock Purchase Agreement Execution Date, as reported in The Wall Street Journal, (the "Second Part"). The options granted under this Second Part shall not be immediately exercisable, but shall be exercisable according to the following schedule:

Number of Option Shares              Date Exercisable
         -----                     1 year after the Grant Date
         -----                     2 years after the Grant Date
         -----                     3 years after the Grant Date
         -----                     4 years after the Grant Date
         -----                     5 years after the Grant Date

This grant of the Second Part is conditioned upon the agreement by Optionee not to sell or otherwise transfer the shares acquired under this Second Part until at least six (6) months from the date of exercise. No portion of this Second Part shall be exercisable more than ten (10) years after the Grant Date. The Second Part may be exercised in installments. This Second Part is not intended to be an incentive stock option within the meaning of
Section 422 of the Code. Notwithstanding anything to the contrary contained in this Section 3, if the Optionee exercises the First Part within 60 days of the Grant Date, the Second Part shall be immediately exercisable if Optionee is terminated by the Company without Cause.

4.       Termination of Employment.

a) Before Exercise of the First Part. If Optionee's employment with the Company shall terminate for any reason prior to Optionee's exercise in full of the First Part, Optionee's right to exercise any option under this Agreement shall terminate and all exercise rights hereunder shall cease.

b) Death or Disability. If, on or after one (1) year from the Grant Date (the first date that any portion of the Second Part becomes exercisable), Optionee shall die or become Disabled, Optionee or the executor or administrator of the estate of Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or trust or by the laws of descent and distribution, or the legal guardian of Optionee or the individual designated in Optionee's durable power of attorney in the event of Disability, shall have the right, within one year from the date of Optionee's death or Disability, to exercise the second part of this option to the extent that it is exercisable and unexercised on the date of Optionee's death or Disability. This one-year period may be extended at the discretion of the Committee, but not beyond ten (10) years from the Grant Date.


c) Other Termination. If, after Optionee's exercise in full of the First Part, Optionee's employment shall be terminated for any reason other than death or Disability, Optionee shall have the right, within three months after such termination of employment, to exercise the second part of this option to the extent that it is exercisable and unexercised on the date of such termination of employment. This three-month period may be extended at the discretion of the Committee, but not beyond ten (10) years from the Grant Date.

d) Events Not Constituting a Termination. A leave of absence with the written consent of the Company, or a transfer of Optionee from one corporation to another among the Company, its Parent, or any of its Subsidiaries shall not be deemed a termination of employment for purposes of this Agreement.

5. Exercise of Option. Optionee may exercise any exercisable option granted pursuant to this Agreement by completing the following steps.

(a) Written Notice. Delivery to the Company of a written notice signed by the Optionee: (1) for the First Part, in the form attached as Exhibit A; or

(2) for the Second Part, in the form attached as Exhibit B. In addition, at the request of the Company, Optionee may be required to provide a written representation that Optionee is acquiring the shares for investment purposes only, and not for resale.

(b) Purchase Price. Delivery to the Company of cash, a personal check, bank draft, money order, or Common Stock (or any combination thereof) equal to the purchase price of the shares then to be purchased. Any Common Stock tendered shall be valued at the closing price of the Company's Common Stock on the first business day prior to the exercise date, as reported in The Wall Street Journal.

After receipt of the above and subject to Section 8 below, the company shall issue the shares in the name of Optionee.

6. No Right to Continued Employment. This Agreement does not give the Optionee any right to be retained or to continued employment with the Company of any Subsidiary of the Company.

7. Compliance with Securities Laws. Company's obligations under this Agreement are subject to compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and any applicable stock exchange requirements, and Company may require Optionee to provide proof of compliance with those laws, rules, and regulations before taking any action pursuant to this Agreement.

8. Investment Intent. The Optionee represents and warrants to the Company that he is acquiring all shares of Common Stock under this option for investment purposes only and not with a view to resale. The Optionee acknowledges and agrees that such shares of Common Stock have not yet been registered under the Act or the securities laws of any state and may not be sold, transferred, assigned, offered, pledged or otherwise distributed unless there is an effective registration statement under the Act and any applicable securities laws covering such shares or the Company receives an opinion of counsel from Optionee (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange. Optionee further acknowledges and agrees that any certificate for such shares shall contain an appropriate legend to the foregoing effect and that a stop transfer order shall be placed with the Company's transfer agent. The Company represents and warrants that as soon as practical after the Optionee exercises any of the options granted pursuant to this Agreement, the Company shall take any and all steps that are necessary or required in order to register the Common Stock pursuant to the Act.

9. Non-Assignability. The options granted by this Agreement shall not be transferable by Optionee, other than by will or the laws of descent and distribution, or as provided in Section 4(b) of this Agreement. Any transferee of these options by will or the laws of descent and distribution shall take them subject to the terms and conditions of this Agreement, and no such transfer shall be effective to bind the Company unless the Company is furnished with written notice of the transfer and a copy of the will or any other evidence the Company deems necessary to establish the validity of the transfer. The term "Optionee", as used in this Agreement, shall include any person or entity to whom any option is transferred.

10.      Withholding of Taxes.  Optionee must pay to Company within fourteen
(14) days from the date of any exercise any amounts necessary to satisfy any requirements for withholding of income or employment taxes in connection with that exercise.

11. Rights as Shareholder. Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to such shares represented by such certificate or certificates.

12. Disputes. As a condition to the granting the options contained in this Agreement, Optionee and Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment. Any such determination or interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.


13. Notices. Every notice relating to this Agreement shall be in writing, any notice given by mail shall be by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the following address:
                 Champion Enterprises, Inc.
                 2701 University Drive, Suite 320
                 Auburn Hills, MI 48326-9090
                 Attn:  Secretary of the Company

All notices by the Company to Optionee shall be delivered to Optionee personally, or addressed to Optionee at Optionee's last residence address as then contained in the records of the Company, or such other address as Optionee may designate.


14. Adjustments. In the event of any stock dividend, stock split, reclassification, merger, consolidation, or similar transaction affecting the options covered by this Agreement, the number of shares and price per share shall be adjusted pro rata for any increase or decrease in the number of shares of outstanding common stock resulting from such stock dividend, stock split, reclassification, merger, consolidation, or similar transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:                                CHAMPION ENTERPRISES, INC.

                                        By:
                                             -------------------------------
                                             John J. Collins, Jr.,
                                             Vice President, Secretary
                                             and General Counsel

OPTIONEE:
-----------------------

EXHIBIT A
NOTICE OF EXERCISE OF FIRST PART OF
NONQUALIFIED STOCK OPTION

Secretary
Champion Enterprises, Inc.
2701 University Drive, Suite 320
Auburn Hills, Michigan 48326

Dear Sir:
A stock option was granted to me on -------------, which permits me to purchase ------------- shares of Champion Enterprises, Inc. Common Stock at a price of $______ per share. I elect to exercise this part of the option to purchase ----- nonqualified stock option shares. A personal check (or cash, bank draft, or money order) for the purchase price is enclosed with this letter.

If I choose to make an 83(b) election under the Code, I shall pay the Company within fourteen (14) days from the date of that election the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes arising from this exercise.

I acknowledge and agree that the shares of Common Stock that I am purchasing may not currently be registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. I understand and agree that if these shares are not currently registered, the Company is obligated to register these shares under the Act as soon as practicable after this exercise. Notwithstanding the foregoing, I acknowledge and agree that these shares may not be sold, transferred, assigned, offered, pledged or otherwise distributed until they are registered under the Act or unless the Company receives an opinion of counsel from me (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange.

I represent that I will not sell or otherwise transfer any shares that I purchase pursuant to this letter for a period of two years. I also understand that if my employment with the Company is terminated within two years of the grant date of this option, a portion of the shares, pro-rated semi-annually, shall be forfeited and returned to the Company in exchange for the exercise price relating to those shares.

---------------

Address: --------------------
-----------------------------
SSN: ------------------------
Dated:         , 1998





































EXHIBIT B
NOTICE OF EXERCISE OF SECOND PART OF
NONQUALIFIED STOCK OPTION

Secretary
Champion Enterprises, Inc.
2701 University Drive, Suite 320
Auburn Hills, Michigan 48326

Dear Sir:
A stock option was granted to me on -------------, which permits me, upon the exercise of the first part of the option within 60 days, to purchase --- -- shares of Champion Enterprises, Inc. Common Stock at a price of $______ per share. I elect to exercise this part of the option to purchase ________ nonqualified stock option shares. A personal check (or cash, bank draft, or money order) for the purchase price is enclosed with this letter.

I shall pay the Company the applicable amount to satisfy any requirements for withholding of income and employment taxes arising from this exercise within fourteen days from the determination of said amount by the Company.

I acknowledge and agree that the shares of Common Stock that I am purchasing may not currently be registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. I understand and agree that if these shares are not currently registered, the Company is obligated to register these shares under the Act as soon as practicable after this exercise. Notwithstanding the foregoing, I acknowledge and agree that these shares may not be sold, transferred, assigned, offered, pledged or otherwise distributed until they are registered under the Act or unless the Company receives an opinion of counsel from me (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange.

I represent that I will not sell or otherwise transfer any shares that I purchase pursuant to this letter for a period of six months, and each certificate for such shares shall contain a legend to the foregoing effect.


-----------------------

Address: --------------------
-----------------------------
SSN: ------------------------
Dated: